PART 1 OF AN APPLICATION FOR INDIVIDUAL VARIABLE LIFE INSURANCE TO

         EQUITABLE VARIABLE LIFE INSURANCE COMPANY (EQUITABLE VARIABLE)

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1. PROPOSED INSURED  a. Print name as it is to appear on policy.
   _____________________________________________________________________________
         First              Middle Initial                  Last
   b. |_| Mr.   |_| Miss   |_| Mrs.   |_| Ms.   |_| Other Title ________________
   c. List all current occupations -- Give Title(s) and Duties
   _____________________________________________________________________________
   _____________________________________________________________________________
   d. Date of Birth: Mo. ____________ Day ____________ Yr. ____________
   e. Age Nearest Birthday: ___________________________________________
   f. Place of Birth: State of ________________________________________
   g. Residence: State of _____________________________________________
   h. U.S. Citizen?  |_| Yes  |_| No (If "No",
      Country _________________________________________________________)
   i. |_| Male   |_| Female

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2. PLAN                                                      INITIAL FACE AMOUNT
   _______________________________________________________  $___________________
   If Flexible Premium (FPVLI), will the Death Benefit include
   the value of the Policy Account?  |_| No (Option A)  |_| Yes (Option B)
     Initial Allocations
     to Investment Options*                        For                 For
     (Whole percentages only)                    Premiums           Deductions*
        (1) Guaranteed Interest*            (1)_____________%   (1)____________%
        (2) Common Stock                    (2)_____________%   (2)____________%
        (3) Money market                    (3)_____________%   (3)____________%
        (4) Balanced                        (4)_____________%   (4)____________%
        (5) Aggressive Stock                (5)_____________%   (5)____________%
        (6) High Yield                      (6)_____________%   (6)____________%
        (7) Global                          (7)_____________%   (7)____________%
        (8) Asset Allocation Series:*
            Conservative Investors          (8)a.___________%   (8)a.__________%
            Growth Investors                (8)b.___________%   (8)b.__________%
        (9) __________________________      (9)_____________%   (9)____________%
       (10) __________________________     (10)_____________%  (10)____________%
                                                    100%              100%
*For Flexible Premium Variable Life Policies Only. [For these policies, your Policy Account will be allocated according to these percentages on the first business day 20 calendar days after the date of issue of your policy. Before that time, your Policy Account will be invested in the Money Market Division.] Consult prospectus for specific fund information.

3. OPTIONAL BENEFITS (Not available on single premium policies)
   |_| Accidental Death Benefit* (Specify Amount): $___________________________ |_| Option to Purchase Add'l Ins. (Issue ages to 37 only): $_______________ |_| Disability Premium Waiver*
   |_| Disability -- Waive Monthly Deductions*                               Per
   Decreasing Term Rider |_| Increasing Term Rider                         Month
     |_| Family Income: ______ Years                   $________________________
   Renewable Term Rider
     |_| On Insured:                                   $________________________
     |_| On Add'l Insured (See page 2):                $________________________
   |_| Children's Term (See page 2): $________________________ Units ___________
   |_| Other ___________________________________________________________________
   *If Proposed Insured is a Child (Issue Age 0-14) see Limitations on page 2.

4. BENEFICIARY FOR INSURANCE ON PROPOSED INSURED. Include FULL NAME and RELATIONSHIP to Proposed Insured.
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
   _____________________________________________________________________________
   Unless otherwise requested, the contingent beneficiary will be the surviving children of the Insured, in equal shares. If none survive, payment will be made to Insured's estate. THE BENEFICIARY UNDER ANY TERM INSURANCE RIDER on an Additional Insured or on a Child will be as stated in those riders, unless otherwise designated in Ques. 9.

5. OWNER Owner's Soc. Sec. or Tax No.  |_|_|_|_|_|_|_|_|_|_|
   The Owner is  |_| Proposed Insured  |_| Applicant for Child (See 10.c.)
   |_| Other (Give Full Name): _________________________________________________
   If "Other", complete the following:
   |_| Mr.   |_| Miss   |_| Mrs.   |_| Ms.    |_| Other Title __________________
   Relationship to Insured _____________________________________________________
   Specify a successor Owner if desired ________________________________________
   If the Proposed Insured or the Applicant for a Child is not the Owner and if all persons designated die before the Insured, the Owner will be the estate of the last of such persons to die except where the Insured is a Child (see
   Note in 10.c.).

6. MAILING ADDRESS   |_| Business (Give Full Name)    |_| Residence
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
                              Name
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|
       No.                   Street                 Apt.
   |_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_|_| |_|_|_|_|_|
                  City                State      Zip

7. PREMIUM PAYMENT PLAN
   a. If FPVLI complete the following:
      Initial Prem. Payment        $____________________
      Planned Periodic Prems.      $____________________
   b. For all Plans, check mode:
      |_| Annual    |_| Semi-Ann.    |_| Qrtly.    |_| Mthly.
      |_| Single    |_| System-Matic (Attach S-M Form)
      |_| Military Allotment: Branch ________________________
                       Register Date ________________________
      |_| Salary Allotment: Register Date ___________________
          Unit Name _________________________________________
          Unit/Sub-Unit No. if established:
          |_|_|_|_|_|_|_|_|_|
          Divisible by    |_| 2    |_| 4    |_| Payroll No. ____________________
      |_| Hold Premium $_____________________________________

8. SUITABILITY
   a. Have you, the Proposed Insured, or the Owner if other than the Proposed Insured, received: (i) a Prospectus for the policy applied for?
      |_| Yes    |_| No
      Date of Prospectus ________________________________
      Date of any supplement ____________________________
      (ii) a Prospectus for the designated investment company, The Hudson River
      Trust?    |_| Yes    |_| No
      Date of Prospectus ________________________________
      Date of any supplement ____________________________
      (iii) a Prospectus for the designated investment company,
      ____________________________________________________?    |_| Yes    |_| No
      Date of Prospectus ________________________________
      Date of any supplement ____________________________
   b. Do you understand that under the policy applied for (exclusive of any optional benefits), the amount or duration of the death benefit may vary under specified conditions; policy values may increase or decrease in accordance with the investment experience of investment divisions in a Separate Account, and may increase in accordance with the investment experience of the Guaranteed Interest Division (if the policy has a guaranteed minimum death benefit or cash surrender value, it is only the amount above such minimum that may increase or decrease); and the amount payable at any Endowment Date is not guaranteed but is dependent on the
      amount then in the Policy Account?                       |_| Yes    |_| No
   c. With this in mind, is the policy in accord with your insurance objectives
      and your anticipated financial needs?                    |_| Yes    |_| No

9. SPECIAL INSTRUCTIONS
   a. |_| Preliminary Term (PT) period of ______ days ending
          ________________________ PT Premium $_____________
             Mo.     Day     Yr.
   b. |_| Check to request adjustible loan interest rate on fixed premium
          VLI policy.
   c. |_| Other: _______________________________________________________________
          ______________________________________________________________________
          ______________________________________________________________________

EV4-200T                                                                    1
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10. COMPLETE IF PROPOSED INSURED IS A CHILD (ISSUE AGES 0-14).
    a. Will there be more life insurance in effect on the Child than on any
       other child in the family?                              |_| Yes    |_| No
       If yes, explain: ________________________________________________________
       _________________________________________________________________________
    b. APPLICANT -- COMPLETE IF OTHER THAN THE CHILD.
       i.   ____________________________________________________________________
              First Name              Middle Initial            Last Name
       ii.  |_| Mr.   |_| Miss   |_| Mrs.   |_| Ms.   |_| Other Title __________
       iii. Date of Birth              Mo. _________ Day _________ Yr. 19 ______
       iv.  |_| Male    |_| Female
       v.   Relationship to Child: _____________________________________________
       vi.  Total Life Insurance now in effect:  $ _____________________________
    c. OWNER. If the Applicant is to be the Owner, after the Applicant's death the Child will be the Owner unless otherwise designated in Special Instructions (in any such designation include Owner's FULL NAME, RELATIONSHIP to Child, Social Security or Tax No.).
       NOTE: Consider designating an adult secondary Owner to reduce the chance of a minor Child becoming the Owner. If all persons designated die before the Child, the Owner will be the Child.
    d. OPTIONAL BENEFIT ON APPLICANT.
       |_| Supplemental Protective Benefit. Give Applicant's:
       i.   Age Nearest Birthday _______________________________________________
       ii.  Place of Birth _____________________________________________________
                                                  State
       iii. Height _________ Ft.  _________ In.  Weight _________ lbs.
       iv.  Occupations -- Give Title(s) and Duties: ___________________________
            ____________________________________________________________________
            ALSO ANSWER QUESTIONS 14-20 AS TO APPLICANT.
    e. LIMITATIONS ON CHILD'S ADB AND DPW BENEFITS.
       If the Accidental Death Benefit is applied for on the Child, the benefit is payable only if the Child dies after the Child's first birthday. If the Disability Premium Waiver Benefit is applied for on the Child, the benefit is effective only if the Child becomes totally disabled on or after the Child's 5th birthday.

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11. COMPLETE FOR CHILDREN'S TERM RIDER.
    Give Names of Children Proposed for Insurance below AND answer Questions 14-20 as to each Child.
NOTE: To be eligible, children (including stepchildren and legally adopted children) must not yet have reached their 18th birthday. Coverage does not begin until a child is 15 days old.
                                                                   DATE OF BIRTH
    FIRST NAME        MIDDLE INITIAL         LAST NAME      SEX    MO.  DAY  YR.
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

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12. COMPLETE FOR RENEWABLE TERM RIDER ON ADDITIONAL INSURED.
Conplete below AND answer the Questions 14-20 as to the Additional Insured. PROPOSED ADDITIONAL INSURED
a. Print name as it is to appear on the Policy.
________________________________________________________________________________
      First                  Middle Initial                  Last
b. List all current occupations -- Give Title(s) and Duties.
   _____________________________________________________________________________
   _____________________________________________________________________________
c. Date of Birth: Mo._________ Day _________ Yr. _________
d. Age Nearest Birthday __________________________________
e. Place of Birth: State of ______________________________
f. Residence: State of ___________________________________
g. |_| Male      |_| Female
h. Owner's Relationship to Additional Insured: ___________

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13. COMPLETE IF USING EXISTING OPTION TO PURCHASE INSURANCE.
a. Existing Individual Policy No. ________________________
b. Option Date _________   c. Option Amount: $____________
d. |_| Regular Option or
   |_| Option on Birth or Adoption of Child
       Child's Name ____________________________________________________________
       Date of Birth or Adoption _______________________________________________
e. If applying for Disability Premium Waiver, is Proposed Insured now totally disabled as defined in the Disability Premium Waiver provision of the above
   policy?                                                     |_| Yes    |_| No
This application is made under a provision in the indicated existing policy permitting the purchase of individual life insurance (the "Option Provision"). If this application is made within the time allowed and in accordance with the other terms in the Option Provision, including timely payment of the full first premium for the option insurance, then the option insurance shall take effect upon the terms of the policy Equitable Variable would issue. Otherwise, the option insurance shall not take effect.
Answer Questions 14-20 only if evidence of insurability is required in connection with an optional benefit or any excess of the insurance amount applied for over the insurance amount permitted by the Option Provision (the option insurance).

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14. OTHER INFORMATION -- HAS ANY PERSON PROPOSED FOR INSURANCE:
a. Ever had a driver's license suspended or revoked or, within the last three years, been convicted of two or more moving violations or driving under the influence of alcohol or drugs? (Give full details -- including dates, types of
violation, and reason for license suspension or revocation.)   |_| Yes    |_| No

b. Any plan to travel or reside outside the U.S.?
(Give full details.)                                           |_| Yes    |_| No

c. Any other life insurance now in effect or application now pending?
(State companies and amounts.)                                 |_| Yes    |_| No

d. Been disabled for 2 weeks or more within the last 2 years?  |_| Yes    |_| No

15. a. In the last year flown other than as a passenger or plan to do so?
                                                               |_| Yes    |_| No
If "Yes": total flying time at present ____________ Hours;
Last 12 mos. _________ Hours; Next 12 mos. _________ Est. Hours.
(Complete Aviation Supplement for pilot instruction; competitive, test, stunt or military flying; or crop dusting.)
b. Engaged within the last year, or any plan to engage in motor racing on land or water, underwater diving, sky diving, ballooning, hang-gliding, parachuting or flying ultra-light aircraft? (If "Yes," complete Avocation Supplement.)
                                                               |_| Yes    |_| No
c. Ever had an application for life or health insurance declined, that required an extra premium or was otherwise modified? (Give full details.)
                                                               |_| Yes    |_| No
d. Replaced or changed any existing insurance or annuity (or any plan to do so) assuming the insurance applied for will be issued? (State companies, plans and
amounts.)                                                      |_| Yes    |_| No

EV4-200T                                                                   2
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ANSWER QUESTIONS 16 THROUGH 20 ONLY IF NON-MEDICAL.

16. Proposed Insured:   Height ________ Ft. ________ In.; Wgt. ________ lbs.
    Additional Insured: Height ________ Ft. ________ In.; Wgt. ________ lbs. HAS ANY PERSON PROPOSED FOR INSURANCE:

17. a. Ever had or been treated for heart trouble, stroke, high blood pressure, chest pain, diabetes, tumor, cancer, respiratory or neurological disorder?
(Give full details.)                                           |_| Yes    |_| No
b. In the last 5 years, consulted a physician, or been examined or treated at a hospital or other medical facility? (Include medical check-ups in the last 2 years. Do not include colds, minor injuries, or normal pregnancy.)
(Give full details.)                                           |_| Yes    |_| No

18. In the last 12 months: a. Smoked cigarettes?               |_| Yes    |_| No
b. Used any other form of tobacco? (Give full details)         |_| Yes    |_| No

19. In the last 10 years:
a. Used, except as legally prescribed by a physician, tranquilizers; barbiturates or other sedatives; marijuana, cocaine, hallucinogens or other mood-altering drugs; heroin, methadone or other narcotics; amphetamines or other stimulants; or any other illegal or controlled substances?
                                                               |_| Yes    |_| No
b. Received counseling or treatment regarding the use of alcohol or drugs?
                                                               |_| Yes    |_| No

20. In the last 10 years, been:
a. Diagnosed by a member of the medical profession as having Acquired Immune
Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC)?      |_| Yes    |_| No
b. Treated by a member of the medical profession for AIDS or ARC?
                                                               |_| Yes    |_| No

21. DETAILS. For each yes answer give Question number, name of person(s) affected and full details. For 17 through 20 also include conditions, dates, durations, treatment and results, and names and addresses of physicians and medical facilities.
  No.      Name of Person Affected                    Details
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

22. COMPLETE IF MONEY IS PAID OR AN APPROVED PAYMENT AUTHORIZATION IS SIGNED BEFORE THE POLICY IS DELIVERED:
Have the undersigned read and do they agree to the conditions of Equitable Variable's Temporary Insurance Agreement, including (i) the requirement that all of the conditions in that Agreement must be met before any temporary insurance takes effect, and (ii) the $250,000 insurance amount limitation? |_| Yes |_| No (If "No," or if any Person Proposed for Insurance has had Acquired Immune Deficiency Syndrome (AIDS) or AIDS-Related Complex (ARC) within the last 10 years or had cancer, a stroke, or a heart attack within the last year, a premium may not be paid nor an approved payment authorization signed before the policy is delivered.)
|_| AMOUNT PAID: $_______________. (Draw checks to order of Equitable Variable.) |_| APPROVED PAYMENT AUTHORIZATION SIGNED.

23. SOCIAL SECURITY OR TAX I.D. NUMBER CERTIFICATION
I, the proposed policy owner(s), certify under penalties of perjury that (i) the number(s) shown in Question 5 of this form is my (our) correct taxpayer identification number, and (ii) I |_| am |_| am not subject to a backup withholding order issued by the IRS.
AGREEMENT. Each signer of this application agrees that:
(1) The statements and answers in all parts of this application are true and complete to the best of my knowledge and belief. Equitable Variable may rely on them in acting on this application.
(2) Equitable Variable's Temporary Insurance Agreement states the conditions that must be met before any insurance takes effect, if money is paid or an approved payment authorization is signed, before the policy is delivered. Temporary Insurance is not provided for a policy or benefit applied for under the terms of a guaranteed insurability option or a conversion privilege.
(3) Except as stated in the Temporary Insurance Agreement, no insurance shall take effect on this application: (a) until a policy is delivered and the full initial premium for it is paid, or an approved payment authorization is signed, while the Proposed Insured is living; (b) before any Register Date specified in this application; and (c) unless to the best of my knowledge and belief the statements and answers in all parts of this application continue to be true and complete, without material change, as of the time such premium is paid or an approved payment authorization is signed.
(4) No agent or medical examiner has authority to modify this Agreement or the Temporary Insurance Agreement, nor to waive any of Equitable Variable's rights or requirements. Equitable Variable shall not be bound by any information unless it is stated in application Part 1 or Part 2.
UNDER THE POLICY APPLIED FOR (EXCLUSIVE OF ANY OPTIONAL BENEFITS) THE AMOUNT OR DURATION OF THE DEATH BENEFIT MAY VARY UNDER SPECIFIED CONDITIONS: POLICY
VALUES MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE
OF INVESTMENT DIVISIONS IN A SEPARATE ACCOUNT, AND MAY INCREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE GUARANTEED INTEREST DIVISION (IF THE POLICY HAS A GUARANTEED MINIMUM DEATH BENEFIT OR CASH SURRENDER VALUE IT IS
ONLY THE AMOUNT ABOVE SUCH MINIMUM THAT MAY INCREASE OR DECREASE); AND THE AMOUNT PAYABLE AT ANY ENDOWMENT DATE IS NOT GUARANTEED BUT IS DEPENDENT ON THE AMOUNT IN THE POLICY ACCOUNT.
Notice: Available on request are illustrations of benefits, including death benefits, policy values, and cash surrender values.

Dated at ________________________________________________on_____________19______
                City                      State

X_______________________________________________________________________________
Signature of Proposed Insured or of Applicant if Proposed Insured is a Child, Issue Age 0-14.

________________________________________________________________________________
Signature of Additional Insured if any.

________________________________________________________________________________
Signature(s) of Purchaser/Owner is not Proposed Insured or Applicant. (If corp. show firm's name and signature of authorized officer.)

SIGNATURE OF AGENT
________________________________________________________________________________

EV4-200T                                                      A023067      3